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                                                                    EXHIBIT 21.1

                                  COMBANC, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2001

Subsidiary (1)                     State of Incorporation
--------------                     ----------------------
The Commercial Bank                Ohio


(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.


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